EXHIBIT 23


Consent of Accountants
----------------------


The Board of Directors and Shareholders
Mentor Graphics Corporation:


We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 33-11291, 33-18259, 2-90577, 33-30036, 2-99251, 33-30774, 33-57147,
33-57149, 33-57151, and 33-64717) and on Form S-3 (Nos. 33-52419, 33-56759,
33-60129, 333-277, 333-2883 and 333-11601) of Mentor Graphics Corporation and
subsidiaries of our reports dated January 30, 1997, except for note 8, which is as of February 11, 1997, relating to the consolidated balance sheets of Mentor Graphics Corporation and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, cash flows and stockholders' equity and related schedule for each of the years in the three-year period ended December 31, 1996, which reports appear or are incorporated by reference in the December 31, 1996 annual report on Form 10-K of Mentor Graphics Corporation and subsidiaries. Our reports refer to a change in the method of accounting for certain investments in debt and equity securities.



                                       KPMG PEAT MARWICK LLP


Portland, Oregon
March 28, 1997